As filed with the Securities and Exchange Commission on February 11, 2005

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

POLYMEDICA CORPORATION

(Exact name of registrant as specified in its charter)

MASSACHUSETTS	04-3033368

(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

11 State Street
Woburn, Massachusetts	01801

(Address of Principal Executive Office)	(Zip Code)

PolyMedica Corporation 2000 Stock Incentive Plan

(Full title of the Plan)

William B. Eck, Esq.
General Counsel
PolyMedica Corporation
11 State Street
Woburn, MA 01801

(Name and address of agent for service)

(781) 933-2020

(Telephone number, including area code, of agent for service)

Copies to:

Paul Berkowitz, Esq.
Greenberg Traurig, P.A.
1221 Brickell Avenue
Miami, Florida 33131
(305) 579-0500

CALCULATION OF REGISTRATION FEE

		Proposed		Proposed
	Number of	maximum		maximum
Title of securities	Shares to	offering price		aggregate offering	Amount of
to be registered	be Registered(1)	per share		price	registration fee

Common Stock $0.01 par value (including the associated Preferred Stock Purchase Rights)	1,800,000	$34.34	(2)	$61,812,000	$7,275

(1)	Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of common stock, $0.01 par value, of PolyMedica Corporation (the “Common Stock”) which become issuable under the PolyMedica Corporation 2000 Stock Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of Common Stock.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low price of the Registrant’s Common Stock as reported on the Nasdaq National Market on February 10, 2005.

EXPLANATORY NOTE

     This Registration Statement covers 1,800,000 additional shares of our common stock, $0.01 par value, issuable pursuant to the PolyMedica Corporation 2000 Stock Incentive Plan for which previously filed Registration Statements on Forms S-8 (File Nos. 333-49356, 333-74156, and 333-100742) are effective.

PART I. INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The information specified by Items 1 and 2 of Part I of Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 of the Securities Act of 1933, as amended (the “Securities Act”), and the introductory Note to Part I of Form S-8.

     The documents containing the information specified in Part I of Form S-8 will be sent or given to participating employees as specified by Rule 428(b) of the Securities Act. Such documents and the documents incorporated by reference herein pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents, which have been filed with the Securities and Exchange Commission, are hereby incorporated by reference into this registration statement:

(a)	Our Annual Report on Form 10-K for the fiscal year ended March 31, 2004;

(b)	Our Quarterly Reports on Form 10-Q for the quarters ended June 30, 2004, September 30, 2004 and December 31, 2004;

(c)	Our Current Reports on Form 8-K filed on October 1, 2004, October 26, 2004, November 5, 2004, November 9, 2004 and December 17, 2004 (not including any information furnished under Items 2.02 and 9.01 of any such Form 8-K);

(d)	Our Proxy Statement on Schedule 14A filed on July 29, 2004;

(e)	The description of our common stock contained in our Registration Statement on Form 8-A (Registration No. 001-13690) filed with the Securities and Exchange Commission on July 17, 2001 and any amendments to such Registration Statement filed subsequently thereto, including all amendments or reports filed for the purpose of updating such description; and

(f)	The description of the rights to purchase our Series B Junior Participating Preferred Stock contained in our Registration Statement on Form 8-A (Registration No. 000-19842) filed with the Securities and Exchange Commission on September 17, 2002 and any amendments to such Registration Statement filed subsequently thereto, including any amendments or reports filed for the purpose of updating such description.

     In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (not including any information furnished under Items 2.02 and 9.01 of Form 8-K, which information is not incorporated by reference herein) prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, will be deemed to be incorporated herein by reference and to be a part of this registration statement from the date of filing of such documents. Any statement contained in a document incorporated herein by reference will be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein, or in a subsequently filed document incorporated herein by reference, modifies or supersedes the statement. Any statement modified or superseded will not be deemed, except as modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

     Not applicable.

Item 5. Interests of Named Experts and Counsel.

     Not applicable.

Item 6. Indemnification of Directors and Officers.

     Article 6F of our Restated Articles of Organization (the “Articles”) provides that we shall indemnify each person who is or was, or has agreed to become, a director or officer of the Company, and each person who is or was serving, or has agreed to serve, at the request of the Company, as a director or officer of, or in a similar capacity with, another organization or in any capacity with respect to any employee benefit plan of the corporation, against all expenses (including attorney’s fees), judgments and fines incurred by any such persons in connection with the defense or disposition of or otherwise in connection with or resulting from any action, suit or other proceeding, and any appeal therefrom, in which they may be involved by reason of being or having been such a director or officer, or by reason of any action taken or not taken in such capacity, except with respect to any matter as to which such person shall have been finally adjudicated by a court of competent jurisdiction not to have acted in good faith in the reasonable belief that his or her action was in the best interests of the Company or, to the extent such matter relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan. In addition, we may, to the extent authorized from time to time by our Board of Directors, grant indemnification rights to other employees or agents of the Company or other persons serving the Company, and such rights may be equivalent to, or greater or less than, those granted to directors and officers. The provisions of our Articles pertaining to indemnification may not be amended and no provision inconsistent therewith may be adopted without the approval of the holders of at least two-thirds (2/3rds) majority of the voting power of the Company.

     Section 8.51 of Chapter 156D of the Massachusetts Business Corporation Act (the “MBCA”) authorizes a corporation to indemnify an individual who is a party to a proceeding because he is a director against liability incurred in the proceeding if (i) he conducted himself in good faith, (ii) he reasonably believed that his conduct was in the best interests of the corporation or that his conduct was at least not opposed to the best interests of the corporation and (iii) in case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. Section 8.51 also authorizes indemnification for a director if he engaged in conduct for which he shall not be liable under any authorized provision of a corporation’s articles of organization eliminating or limiting the personal liability of a director for certain breaches of fiduciary duties. Section 8.52 of Chapter 156D of the MBCA requires a corporation to indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding. Section 8.56 of Chapter 156D of the MBCA authorizes a corporation to indemnify an officer of the corporation who is a party to a proceeding because he is an officer of the corporation (i) to the same extent as a director and (ii) if he is an officer but not a director, to such further extent as may be provided by the articles of organization, the bylaws, a resolution of the board of directors or contract, except for liability arising out of acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law.

Item 7. Exemption from Registration Claimed.

     Not applicable.

Item 8. Exhibits

     See “Exhibit Index” on page II-1 below.

Item 9. Undertakings

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent not more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Woburn, Massachusetts, on the 11th day of February, 2005.

POLYMEDICA CORPORATION
By:	/s/ Patrick T. Ryan
Patrick T. Ryan
President & Chief Executive Officer

POWER OF ATTORNEY

     We, the undersigned officers and directors of PolyMedica Corporation hereby severally constitute and appoint Patrick T. Ryan, Fred H. Croninger, III and William B. Eck, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable PolyMedica Corporation to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

	President, Chief Executive	February 9, 2005
/s/ Patrick T. Ryan	Officer and Director
Patrick T. Ryan	(Principal Executive Officer)

	Chief Financial Officer	February 9, 2005
/s/ Fred H. Croninger, III	(Principal Financial and
Fred H. Croninger, III	Accounting Officer)

/s/ Samuel L. Shanaman	Chairman of the Board of	February 9, 2005
Samuel L. Shanaman	Directors

/s/ Daniel S. Bernstein	Director	February 9, 2005
Daniel S. Bernstein

/s/ Edward A. Burkhardt	Director	February 9, 2005
Edward A. Burkhardt

/s/ Herbert A. Denton	Director	February 9, 2005
Herbert A. Denton

/s/ Marcia J. Hooper	Director	February 9, 2005
Marcia J. Hooper

/s/ Frank W. LoGerfo	Director	February 9, 2005
Frank W. LoGerfo

/s/ Walter R. Maupay, Jr.	Director	February 9, 2005
Walter R. Maupay, Jr.

/s/ Thomas O. Pyle	Director	February 9, 2005
Thomas O. Pyle

/s/ John K. P. Stone, III	Director	February 9, 2005
John K. P. Stone, III

EXHIBIT INDEX

Exhibit No.	Description
4.1	Restated Articles of Organization of the Registrant(1)

4.2	Restated By-Laws of the Registrant(2)

4.3	Rights Agreement dated September 13, 2002, between the Registrant and EquiServe Trust Company, as Rights Agent(3)

5.1	Opinion of Greenberg Traurig LLP

23.1	Consent of Greenberg Traurig LLP (included in Exhibit 5.1)

23.2	Consent of PricewaterhouseCoopers LLP

24.1	Power of Attorney (Included on Signature Page)

(1)	Incorporated herein by reference to Exhibit 3.1 of the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2001, filed with the Securities and Exchange Commission on November 14, 2001.

(2)	Incorporated herein by reference to Exhibit 3.2 of the Company’s Annual Report on Form 10-K for the year ended March 31, 2003, filed with the Securities and Exchange Commission on June 30, 2003.

(3)	Incorporated herein by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on September 16, 2002.